SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: June 23, 2000

                                  ISRAMCO, INC.
             (Exact name of registrant as specified in its charter)

Delaware                            0-12500                 13-3145265
(State or Other Jurisdiction        Commission File         IRS Employer
of Incorporation)                   Number)                 Identification No.)

              1770 St. James Place, Houston, Texas 770516 Suite 607
                    (Address of Principal Executive Offices)

                                  713-621-3882
              (Registrant's Telephone Number, including Area Code)

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

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      Isramco Inc. announced that an agreement with a drilling contractor for the drilling of an onshore well, the Tilapia-Land 1 within the Tilapia permit in the Congo, has been signed. The drilling is scheduled for September 2000 at an estimated budget of approximately $2.8 million (inclusive of production tests).

      An offshore well, Tilapia-1, previously drilled by ELF, tested oil at a rate of 2,000 barrels per day, from a sandstone reservoir. The current onshore drilling on Tilapia-Land-1, is planned as a deviated well, to reach the same sandstone reservoir. It is intended, subject to results of the test, to complete the well for production.

      Isramco Inc. holds a 50% participation interest in the Tilapia permit. The remaining participation interest is held by an affiliated entity, Naphtha Israel Petroleum Corp. Ltd., which holds approximately 50.2% of the issued and outstanding stock of Isramco.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2000                     Isramco, Inc.


                                        By: /s/ Haim Tsuff

                                        Haim Tsuff
                                        Chairman of the Board